SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2009

BioMedical Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Colorado	____000-52652___	26-3161860
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

9800 Mt Pyramid Court # 250

            Englewood, CO  80112
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (303) 653-0100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        Effective June 12, 2009, BioMedical Technology Solutions Holdings, Inc., a Colorado corporation (the “Company”) entered into a Consultation and Securities Compensation Agreement dated as of June 12, 2009, between the Company and Malibu Holdings, LLC, a Colorado limited liability company (“Consultant”) pursuant to which Consultant shall provide services to the Company for a term of up to 12 months, unless extended or renewed subject to the terms and conditions set forth in the Agreement in exchange for payment to Consultant of up to 1.2 million shares of common stock of the Company, subject to vesting.  A copy of the Agreement is filed herewith as Exhibit 99.1

ITEM 3.02      UNREGISTERED SALE OF EQUITY SECURITIES AND USE OF PROCEEEDS.

The following sets forth the information required by Item 701 of Regulation S-B with respect to the unregistered sales of equity securities by BioMedical Technology Solutions Holdings, Inc., a Colorado corporation (the "Company") effective June 12, 2009:

1.  a.

On June 12, 2009, the Company entered into a Consultation and Securities Compensation Agreement (“Agreement”) between the Company and Malibu Holdings, LLC, a Colorado limited liability company (“Consultant”) pursuant to which Consultant agreed to accept as compensation under the Agreement, and the Company agreed to issue, subject to certain terms set forth in the Agreement, up to an aggregate of 1,200,000 shares of common stock, $.001 par value (the “Common Stock” or “Shares”).  Initially, 300,000 fully-vested Shares were issued.  Additional Shares are subject to future vesting.  The Shares were valued at $0.45 per share, which was equal to 100% of the public trading price of the Common Stock on June 12, 2009 as quoted on the OTC Electronic Bulletin Board.

b.

The shares were issued exclusively to one entity which qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act").    The shares issued were “restricted securities” under the Securities Act.

c.

The Company paid no fees or commissions in connection with the issuance of the Shares under the Agreement.

d.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2) thereunder.  The investor qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that the accredited investor obtained all information regarding the Company that it requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.

The issuance of the Shares in satisfaction of compensation for services is described in Item 3.02(a) above.

f.

There were no proceeds received by the Company as a result of the issuance of Shares.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit

Item	Title

99.1	Consultation and Securities Compensation Agreement

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC.
Date: June 19, 2009	By: __/s/ Donald G. Cox______ Donald G. Cox, President

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